                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                              Forte Software, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612


                                  July 12, 1996



TO THE STOCKHOLDERS OF FORTE SOFTWARE, INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Forte Software, Inc. (the "Company"), which will be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Wednesday, August 14, 1996, at 11:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                        Sincerely,



                                        /s/ Martin J. Sprinzen


                                        Martin J. Sprinzen
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                        CHAIRMAN OF THE BOARD OF DIRECTORS

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 14, 1996

     The Annual Meeting of Stockholders ("Annual Meeting") of Forte Software, Inc. (the "Company") will be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Wednesday, August 14, 1996, at 11:00 a.m. Pacific Time for the following purposes:

     1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on July 1, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1800 Harrison Street, 24th Floor, Oakland, California during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Rodger Weismann


                                        Rodger Weismann
                                        SECRETARY

Oakland, California
July 12, 1996

- - --------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN,
DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.
IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE,
YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
- - --------------------------------------------------------------------------------

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 14, 1996

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Forte Software, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Wednesday, August 14, 1996, at 11:00 a.m. Pacific Time, on Wednesday, August 14, 1996, at 11:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 12, 1996.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 1, 1996, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,339,072 shares of Common Stock outstanding. Each stockholder of record on July 1, 1996 is entitled to one vote for each share of Common Stock held by such stockholder on July 1, 1996. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1.    Directors are elected by a plurality of the affirmative
votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2.    Ratification of the appointment of Ernst & Young LLP as the
Company's independent public accountants for the fiscal year ending March 31, 1997 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.


                                       1.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal No. 2, and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of May 31, 1996, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.


                                       2.

            Nominees                   Age                Position
            --------                   ---                --------

Martin J. Sprinzen . . . . . . . . .    47   President, Chief Executive Officer
                                             and Chairman of  the Board of
                                             Directors
Promod Haque (1) . . . . . . . . . .    48   Director
Thomas A. Jermoluk(2). . . . . . . .    39   Director
David N. Strohm (2). . . . . . . . .    48   Director
William H. Younger, Jr. (1)(2) . . .    46   Director

- - ----------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee


     MARTIN J. SPRINZEN co-founded the Company in February 1991 and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since inception. Mr. Sprinzen also served as the Company's Secretary from inception to January 1996. From May 1988 to November 1990, Mr. Sprinzen was employed by Ingres Corp., a relational database management system company, as Executive Vice President, International Operations. From October 1986 to May 1988, Mr. Sprinzen was President and Chief Executive Officer of NASTEC, Corp., a computer-aided software engineering company. From July 1984 to October 1986, Mr. Sprinzen was employed by Ingres Corp., as Vice President, Engineering. From December 1979 to June 1984, Mr. Sprinzen was employed by Candle Corp., a mainframe software management tools company, where his last position was Vice President, Technology. Mr. Sprinzen holds a B.S. degree in electrical engineering from The Cooper Union.

     PROMOD HAQUE has been a director of the Company since May 1992. Mr. Haque joined Norwest Venture Capital Management, Inc., a venture capital firm, in November 1990 and currently serves as its Vice President, and is also a General Partner of Itasca Partners, which is the General Partner of Norwest Equity Partners IV, L.P., a Minnesota Limited Partnership. Mr. Haque currently serves as a director of Transaction Systems Architects, Inc., Optical Sensors, Inc., Prism Solutions, Inc. and several privately held companies. Mr. Haque holds a B.S.E.E. from the University of Delhi, India; and an M.S.E.E., a Ph.D.E.E. and an M.B.A. from Northwestern University.

     THOMAS A. JERMOLUK has been a director of the Company since February 1996. Mr. Jermoluk is President, Chief Operating Officer and a member of the board of directors of Silicon Graphics, Inc., a manufacturer of high performance visual computing systems. Prior to being elected President in 1994 and Chief Operating Officer in 1992, Mr. Jermoluk served as Executive Vice President of Silicon Graphics, Inc. from 1991 to 1992 and as Vice President/General Manager, Advanced Systems Division, from 1988 to 1991. Mr. Jermoluk currently serves as a director of Pure Software, Inc. Mr. Jermoluk holds a B.S. degree in computer science/electrical engineering and an M.S. degree in computer science from Virginia Tech.

     DAVID N. STROHM has been a Director of the Company since February 1991. Mr. Strohm joined Greylock Management Corporation ("Greylock"), a venture capital management company, in 1980 and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Banyan Systems, Inc., Legato Systems, Inc. and MDL Information Systems, Inc. Mr. Strohm holds a B.A. degree from Dartmouth College and an M.B.A. from Harvard University.

     WILLIAM H. YOUNGER, JR., has been a director of the Company since February 1991. Mr. Younger is a general partner of the general partner of Sutter Hill Ventures, L.P., a venture capital management firm, where he has been employed since 1981. Mr. Younger currently serves as a director of COR Therapeutics, Inc., Celeritek, Inc., and Oasis Health Care Systems. Mr. Younger holds a B.S.E.E. degree from the University of Michigan and an M.B.A. from Stanford University.


                                       3.

     The Company currently has authorized five directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board. There are no family relationships between any of the directors or officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 1996, the Board of Directors held seven meetings and acted by written consent on seven occasions. For the fiscal year, each of the current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     During the fiscal year ended March 31, 1996, the Audit Committee of the Board of Directors met once. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Audit Committee are Messrs. Haque and Younger.

     During the fiscal year ended March 31, 1996, the Compensation Committee of the Board of Directors met one time. The Compensation Committee reviews the performance and sets the compensation of the Chief Executive Officer of the Company, and approves the compensation of the other executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels. The Compensation Committee administers the 1996 Stock Option Plan and the Employee Stock Purchase Plan. The members of the Compensation Committee are Messrs. Jermoluk, Strohm and Younger.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     On February 21, 1996 (prior to the Company's initial public offering), Mr. Jermoluk was granted an option to purchase 15,000 shares of Common Stock under the 1991 Equity Incentive Plan at an exercise price of $11.00 per share; the option shares vest over 48 months. Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1996 Stock Option Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 15,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who continues to serve and has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 3,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. For further information concerning the terms of these automatic grants, please see the summary of the Automatic Option Grant Program below under the heading, "1996 Stock Option Plan."

     Directors who are also employees of the Company are eligible to receive options under the 1996 Stock Option Plan. Such employee-directors are also eligible to participate in the Company's Employee Stock Purchase Plan, provided that such employee-director does not hold an amount of Common Stock equal to or greater than five percent of the total outstanding Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.


                                       4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 30, 1996 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty
(60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                 SHARES BENEFICIALLY OWNED
                                      ------------------------------------------
BENEFICIAL OWNER                        NUMBER OF SHARES     PERCENTAGE OF CLASS
- - ----------------------------------    --------------------   -------------------

Greylock Limited Partnership
   One Federal Street
   Boston, MA 02110. . . . . . . .          2,724,412                14.9%
Norwest Equity Partners,
   a Minnesota Limited Partnership
   222 S. Ninth Street
   Minneapolis, MN 55402 . . . . .          1,645,620                 9.0
Promod Haque (10)  . . . . . . . .          1,645,620                 9.0
Thomas A. Jermoluk (1) . . . . . .             18,000                 *
David N. Strohm (11) . . . . . . .          2,734,792                14.9
William H. Younger, Jr. (12) . . .            247,022                 1.3
Martin J. Sprinzen (2) . . . . . .          1,863,761                10.0
Paul Butterworth (3) . . . . . . .            582,437                 3.2
Michael Hedger (4) . . . . . . . .            142,500                 *
Edward A. Michehl (5). . . . . . .            138,100                 *
Richard Scheffer (6) . . . . . . .            337,500                 1.8
Jay Shiveley (7) . . . . . . . . .            300,333                 1.6
Rodger Weismann (8). . . . . . . .            538,400                 2.9
All directors and executive officers
   as a group (11 persons) (9) . .          8,548,465                43.9

 *   Less than 1% of the outstanding shares of Common Stock.
(1) Includes options immediately exercisable into 15,000 shares of Common Stock under the Option Plan.
(2) Includes options immediately exercisable into 375,000 shares of Common Stock under the Option Plan.
(3) Includes options immediately exercisable into 140,625 shares of Common Stock under the Option Plan.
(4) Includes options immediately exercisable into 127,500 shares of Common Stock under the Option Plan.
(5) Includes options immediately exercisable into 100,975 shares of Common Stock under the Option Plan.
(6) Includes options immediately exercisable into 45,000 shares of Common Stock under the Option Plan.
(7) Includes options immediately exercisable into 280,333 shares of Common Stock under the Option Plan.
(8) Includes options immediately exercisable into 52,500 shares of Common Stock under the Option Plan.
(9) Includes options immediately exercisable into 1,136,934 shares of Common Stock under the Option Plan.
(10) Includes 1,630,620 shares of Common Stock owned beneficially by Norwest Equity Partners IV, L.P. The General Partner of Norwest Equity Partners, L.P. is Itasca Partners, of which Messrs. Daniel J. Haggerty and Robert F. Zicarelli are Managing Partners and Dr. Haque is a General Partner. In such capacities, Messrs. Haggerty and Zicarelli and Dr. Haque may be deemed to be beneficial owners of such shares, although they


                                       5.

     disclaim such beneficial ownership except to the extent of their pecuniary interest therein, if any. Does not include 15,000 shares held by Norwest Equity Partners V, L.P. ("NEP V"). Mr. Haggerty is also a managing general partner of, and Dr. Haque is a partner of Itasca Partners V, L.L.P., the general partner of NEP V, and in such capacities may be deemed also to beneficially own shares held by NEP V. Mr. Haggerty and Dr. Haque each disclaim such beneficial ownership, except to the extent of his indirect pecuniary interests therein.
(11) Includes 2,724,412 shares of Common Stock owned beneficially by Greylock Limited Partnership ("Greylock"), of which Messrs. David N. Strohm, Howard
     E. Cox, Jr., William W. Helman, Robert P. Henderson, William S. Kaiser, Henry F. McCance and Rodger L. Evans are general partners. Each of these individuals disclaims beneficial ownership of the shares held by Greylock except to the extent of his pecuniary interest therein arising from his general partnership interest in Greylock.
(12) Includes 93,018 shares of Common Stock held of record by Sutter Hill Ventures, a California Limited Partnership, and beneficially owned by Mr. Younger.


                                       6.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Compensation Committee as administrator of the Option Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and any other executive officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

     None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time. However, the Company has entered into agreements with its executive officers that provide for acceleration of vesting of one-half of the unvested option shares or restricted stock in the event the officer's employment is involuntarily terminated within one year following certain acquisitions or changes in control of the Company.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1996 Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO and all other employees of the Company, including all executive officers. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

     For fiscal 1996, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. However, the CEO made the final compensation decisions concerning such officers.

     GENERAL COMPENSATION POLICY. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Stock Market-U.S. Companies Index and the Nasdaq Stock Market Computer & Data Processing Index. The companies included in the Company's informal survey are not necessarily those included in the Indices, because the latter were determined not to be competitive with the Company for executive talent or because compensation information was not available to the Company.

     BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent on the basis of informal surveys conducted by the Company.

     ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and a range for the executive's contribution. For fiscal 1996, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.


                                       7.

     LONG-TERM INCENTIVE COMPENSATION. During fiscal 1996, the Committee made an option grant to Messrs. Hedger and Shiveley under the 1996 Stock Option Plan. Generally, a significant grant is made in the year that an officer commences employment. Grants in subsequent years may also occur, depending on officers performance. Generally, the size of each grant is set at a level that the Committee deems appropriate, to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO COMPENSATION. The annual base salary for Mr. Sprinzen, the Company's President and CEO, was established by the Committee primarily on the basis of Mr. Sprinzen's personal performance of his duties.

     The remaining components of the CEO's fiscal 1996 incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the CEO for fiscal 1996 was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the fiscal year using an agreed-upon formula based on Company revenue and profit. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit.

     TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company ending after the Company's initial public offering. The stockholders approved the Company's 1996 Stock Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an option under the 1996 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

                                        Compensation Committee

                                        Thomas A. Jermoluk
                                        David N. Strohm
                                        William H. Younger, Jr.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in May 1995, and the members of the Compensation Committee are Messrs. Jermoluk, Strohn and Younger. None of these individuals was at any time during fiscal 1996, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                                       8.

                             STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 11, 1996 (the date the Company effected its initial public offering) and March 31, 1996 with the cumulative total return of (i) the Nasdaq Stock Market-U.S. Companies Index (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Stock Market Computer & Data Processing Index (the "Nasdaq Computer & Data Processing Index"), over the same period. This graph assumes the investment of $100.00 on March 11, 1996 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer & Data Processing Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from the Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FORTE SOFTWARE, INC.,
          THE NASDAQ STOCK MARKET-U.S. INDEX AND THE NASDAQ COMPUTER &
                              DATA PROCESSING INDEX


                                    [GRAPH]

                                                           3/11/96       3/31/96

Forte Software, Inc.                                         100           193
Nasdaq Stock Market-U.S. Index                               100           102
Nasdaq Computer & Data Processing Index                      100           103

     The Company effected its initial public offering on March 11, 1996 at a per share price of $21.00. The closing price of Common Stock on March 12, 1996, its first day of public trading, was $38.25 per share. The graph above commences with the initial public offering price of $21.00.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


                                       9.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned for the two fiscal years ended March 31, 1996 by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Officers"), each of whose aggregate compensation for fiscal 1996 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                                                                NUMBER OF
                                                                                                SECURITIES
                                            FISCAL               ANNUAL COMPENSATION            UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR            SALARY(1)           BONUS           OPTIONS        COMPENSATION(2)
- - ---------------------------                  ----            ---------           -----           -------        ---------------

Martin J. Spinzen. . . . . . . . . .         1996            $209,494          $105,000                0             $1,496
  President and Chief Executive              1995             208,008           128,918 (3)      375,000              1,496
  Officer

Paul Butterworth . . . . . . . . . .         1996             130,000            48,500                0                546
  Vice President and Chief                   1995             130,003            53,390 (3)      150,000                546
  System Architect

Richard Scheffer . . . . . . . . . .         1996             115,000            57,700                0              1,388
  Vice President, Marketing                  1995             115,000            72,128 (3)       52,500              1,388

Jay Shiveley . . . . . . . . . . . .         1996             103,500           209,208 (4)       45,000                450
  Vice President, North                      1995             103,502           202,452 (4)      120,000                450
  American and Australian
  Sales

Rodger Weismann. . . . . . . . . . .         1996             125,000            60,600                0              1,454
  Vice President, Finance and                1995             125,003            56,500           52,500              1,454
  Administration, Chief
  Financial Officer and
  Secretary


- - ----------
(1)  Salary includes amounts deferred under the Company's 401(k) Plan.
(2)  Represents premiums for term life insurance.
(3) Includes forgiveness of the principal amount and interest on loans from the Company as follows: Mr. Sprinzen $38,918, Mr. Butterworth $5,390 and Mr. Scheffer $9,795.
(4)  Represents  sales commissions.


                                       10.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the Named Officers in the fiscal year ended March 31, 1996. No stock appreciation rights were granted to these individuals during such year.


                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANT                     OPTION TERM (4)
                                      -----------------------------------------  ------------------------------
                         NUMBER OF    % OF TOTAL
                        SECURITIES      OPTIONS
                        UNDERLYING     GRANTED TO
                          OPTIONS     EMPLOYEES IN  EXERCISE PRICE   EXPIRATION
NAME                   GRANTED (#)(1)   1996 (2)      ($/SH) (3)        DATE          5% ($)         10% ($)
- - ----                   -------------- ------------  --------------   ----------       ------         -------

Martin J. Sprinzen            0            ---            ---            ---            ---            ---

Paul Butterworth              0            ---            ---            ---            ---            ---

Richard Scheffer              0            ---            ---            ---            ---            ---

Jay Shiveley               30,000          2.5%          $2.33          5/3/05         $44,022       $111,562
                           15,000          1.2%          10.00         1/12/06          94,334        239,061

Rodger Weismann               0            ---            ---            ---            ---            ---


     (1) Each of the options listed in the table is immediately exercisable. The shares purchasable thereunder are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. In the case of the option for 30,000 shares, the repurchase rights lapse and the optionee vests in 60 monthly installments from the grant date. In the case of the option for 15,000 shares, the repurchase rights lapse and the optionee vests as to the option shares 7 years from the grant date; vesting may be accelerated upon completion of certain performance objectives established by the Board of Directors. The option shares will also vest upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity and as to 50% of the option shares upon the optionee's subsequent involuntary termination of employment without cause. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

     (2) Based on an aggregate of 1,181,075 options granted in the 1996 fiscal year.

     (3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

     (4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.



                                       11.

     The following table sets forth information concerning option exercises in fiscal 1996 and option holdings as of the end of fiscal 1996 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                              VALUE REALIZED
                                             (MARKET PRICE AT           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                      SHARES ACQUIRED ON       EXERCISE LESS           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          EXERCISE           EXERCISE PRICE) (1)         OPTIONS AT FY-END(#)           AT FY-END ($)(2)
                      --------------------------------------------------------------------------------------------------------
     NAME                                                             VESTED (3)    UNVESTED (3)     VESTED          UNVESTED
    -----                                                             ----------    ------------    --------        ----------
Martin J. Sprinzen           0                       ---                 7,812        367,188       $311,178       $14,626,322
Paul Butterworth             0                       ---                 3,125        146,875        124,479         5,850,521
Richard Scheffer           7,500                  $61,250                 ---          45,000          ---           1,792,500
Jay Shiveley              20,000                  218,666              132,463        162,537      5,326,421         6,312,413
Rodger Weismann              0                       ---                11,375         41,125        453,104         1,638,146



(1) Upon exercise of the options, an option holder did not receive the amount reported above under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) Based on the closing price of the Company's Common Stock at year-end ($40.50) less the exercise price payable for such shares.

(3) Each of the options listed in the table is immediately exercisable, but any shares purchased under the option will be subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service until such shares have vested. The table indicates the number and value of shares no longer subject to the Company's repurchase right (vested) and the number and value of shares subject to the repurchase right (unvested) as of fiscal year-end. In addition to the shares listed in the table as subject to unexercised options, Mr. Weismann has exercised options and holds 69,000 unvested shares and Mr. Scheffer has exercised options and holds 6,407 unvested shares.

     Bonus Plan. In fiscal 1996, the Company maintained a bonus program pursuant to which bonuses were paid to executive officers based on individual and Company performance targets.


                                       12.

                    DESCRIPTION OF THE 1996 STOCK OPTION PLAN

     The Board adopted the Forte Software, Inc. 1996 Stock Option Plan ("Option Plan") and the stockholders approved the Option Plan in January 1996. The following is a description of the Option Plan. The Company established the Option Plan as a successor to the 1991 Equity Incentive Plan ("Predecessor Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisers of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Board believes that option grants under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability. This description is included to satisfy the requirements of Rule 16b-3(b)(2) which provides an exception from the short-swing profit liability rules of the Federal securities laws for the officers and directors participating in the Option Plan.

     The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Oakland, California.

     STRUCTURE. The Option Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program under which employees, consultants and certain board members may be granted stock options to purchase shares of Common Stock, and (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the non-employee Board members.

     ADMINISTRATION. The Compensation Committee of the Board, which is comprised of two (2) or more Board members ("Committee"), administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve
(12) month period preceding his or her appointment to the Committee (or, if shorter, the period commencing on the date of effectiveness of the Company's initial public offering and ending with the date of appointment to the Committee), other than grants under the Automatic Option Grant Program. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") which satisfies the requirements of section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements, and the remaining provisions of the option grant.

     ELIGIBILITY. Employees (including officers), consultants and independent contractors who render services to the Company or its parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A member of the board of directors of any parent or subsidiary corporation is also eligible for option grants under the Discretionary Option Grant Program. A non-employee member of the Company's Board is only eligible to participate in the Automatic Option Grant Program.

     As of May 31, 1996, approximately 239 persons (including seven officers and four directors) were eligible to participate in the Option Plan.

     SECURITIES SUBJECT TO OPTION PLAN. The maximum number of shares of Common Stock which may be issued over the term of the Option Plan shall not exceed 4,654,162 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, including the shares subject to


                                       13.

outstanding options as of the Plan effective date, under the Predecessor Plan as last approved by the Company's stockholders prior to such date, plus (ii) an additional increase of 1,200,000 shares. Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market.

     No one person participating in the Option Plan may receive options or separately exercisable stock appreciation rights for more than 50% of the share reserve and in any event not more than 2,000,000 shares of Common Stock over the term of the Option Plan.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

DISCRETIONARY OPTION GRANT PROGRAM

     PRICE AND EXERCISABILITY. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the Option Plan may not have a term in excess of 10 years.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by authorizing a Company loan to the optionee. The terms and conditions of any such loan will be established by the Committee in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     TERMINATION OF SERVICE. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

     The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in


                                       14.

effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     INCENTIVE OPTIONS. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed one hundred thousand dollars ($100,000).

     If an employee to whom an Incentive Option is granted is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, then the option price per share will be at least one hundred and ten percent (110%) of the fair market value per share on the grant date, and the option term will not exceed five (5) years, measured from the grant date.

     LIMITED STOCK APPRECIATION RIGHTS. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months may be unconditionally surrendered by the officer, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     TANDEM STOCK APPRECIATION RIGHTS. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. These special grants may be summarized as follows:

     * Each individual who first becomes a non-employee Board member after the date of the initial public offering, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 15,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company.

     * On the date of each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who is to continue as a non-employee Board member will receive an additional grant of a nonstatutory stock option under the Option Plan to purchase 3,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

     Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

     1. The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years measured from the grant date.



                                       15.

     2. Each automatic option grant will be immediately exercisable for all of the option shares; the shares purchasable under the option shall be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee vest in a series of 48 successive equal monthly installments, measured from the grant date, provided such optionee continues service as a Board member. Each annual grant shall vest in a series of 24 monthly installments.

     3. The option will remain exercisable for a twelve (12)-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the twelve (12)-month period following his or her cessation of Board service, then such option may be exercised during the twelve (12)-month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of vested shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

     4. The option shares will become fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

     5. Upon the occurrence of a hostile tender offer, the optionee shall have a thirty (30) day period in which to surrender to the Company each automatic option which has been in effect for at least six (6) months (whether or not the optionee is vested in such option) and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

     6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the option will in general conform to the terms for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

     ACCELERATION OF OPTIONS/TERMINATION OF REPURCHASE RIGHTS. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

     (i) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company, or
     (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.


                                       16.

     Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

     The Committee may provide that any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within twelve (12) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

     Upon the occurrence of the following transactions ("Change in Control"):

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

     (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who
(a) have been Board members continuously since the beginning of such period or
(b) have been elected or nominated for selection as Board members by a majority of the continuing Board members who were still in office at the time such election or nomination was approved by the Board, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     The acceleration of options in the event of a Corporate Transaction or change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market.
The closing price of the Common Stock on July 1, 1996 was $56.00 per share.

     CHANGES IN CAPITALIZATION. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights per calendar year,
(iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised


                                       17.

immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any and all respects whatsoever, provided that the Automatic Option Grant Program may not be amended more often than every six (6) months. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on January 31, 2006. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of May 31, 1996 options covering 3,008,632 shares were outstanding under the Option Plan, 1,537,227 shares remained available for future option grant, and 54,326 shares have been issued under the Option Plan. The expiration dates for all such options range from November 19, 2001 to April 26, 2006.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

     Except as set forth above under the caption "Automatic Option Grant Program," grants to be made under the Option Plan in the future are at the discretion of the Committee and are not determinable at this time. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted, for the one (1)-year period ending March 31, 1996 plus the period through July 1, 1996 and (ii) the weighted average exercise price per share. Each of Messrs. Haque, Jermoluk, Strohm and Younger will receive an option grant to purchase 3,000 shares under the Automatic Option Grant Program on the date of the Annual Meeting; each of the options will have an exercise price per share equal to the closing price per share of Common Stock on the date of that Annual Meeting, as quoted on the Nasdaq National Market.


                                                                                                               WEIGHTED AVERAGE
                                                                                   NUMBER OF OPTION            EXERCISE PRICE OF
NAME OF GROUP                                                                          SHARES                   GRANTED OPTIONS
- - -------------                                                                      ----------------            -----------------
Martin J. Sprinzen                                                                           --                            --

Paul Butterworth                                                                             --                            --

Richard Scheffer                                                                             --                            --

Jay Shiveley                                                                             45,000                         $4.89

Rodger Weismann                                                                              --                            --

All current executive officers as a group (7 persons)                                   172,500                         $4.10

All current directors (other than executive officers) as a group (4 persons)             15,000                        $11.00

All employees, including current officers who are not executive officers,
   as a group (228 persons)                                                           1,006,587                         $6.99




                                       18.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option.

     The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

          (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over
(b) the exercise price paid for the shares.

          (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a)


                                       19.

the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

          STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

                DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN


     The following is a description of the Forte Software, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was adopted by the Board of Directors and approved by the stockholders in January 1996. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). In addition, this description is included to satisfy the requirements of Rule 16b-3(b)(2) under the Federal securities laws in order to ensure the favorable treatment of Rule 16b-3 for the officers participating in the Purchase Plan. The Company also maintains the International Employee Stock Purchase Plan ("International Purchase Plan"), pursuant to which eligible individuals employed outside the United States by one of the Company's foreign subsidiaries may purchase shares of Common Stock.

     The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Oakland, California.

     PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. Currently, the Company is the only Participating Company in the Purchase Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be credited to a non-interest bearing book account.

     SHARES AND TERMS. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Purchase Plan is 400,000, adjusted as described in the "Adjustment" section of this description. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.


                                       20.

     ADJUSTMENTS. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     ELIGIBILITY. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 234 employees (including six officers) were eligible to participate in the Purchase Plan as of May 31, 1996.

     OFFERING PERIODS. The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which will have a duration of six (6) months. The first offering period began on the date of execution of the underwriting agreement in connection with the Company's initial public offering and will end on April 30, 1998; the next offering period will commence on May 1, 1998 and will end on the last business day in April 2000, unless terminated earlier. The purchase periods during the initial offering period will end on October 31, 1996, April 30, 1997, October 31, 1997, and April 30, 1998. The Committee in its discretion may vary the beginning date and ending date of the offering periods provided no offering period shall exceed twenty-four (24) months in length, except for the initial offering period.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the participant's entry date into an offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

     PURCHASE PRICE. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. If a participant's entry date is on a day other than the first day of an offering period, the clause (i) amount will in no event be less than the fair market value of the shares on the first day of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on the Nasdaq National Market System. The market value of the Common Stock as reported on the Nasdaq National Market as of July 1, 1996, was $56.00 per share.

     LIMITATIONS. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 1,500 shares on any one purchase date.

     3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.


                                       21.

     PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 10% of a participant's cash compensation paid during a purchase period. Cash compensation includes regular base pay, any pre-tax contributions made by a participant to any Code section 401(k) plan or section 125 cafeteria benefit program plus any of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, cash compensation does not include any contributions made on a participant's behalf by the Corporation or any corporate affiliate to any deferred compensation plan or welfare benefit program (other than a section 401(k) or 125 plan) now or hereafter maintained by the Corporation.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

     AMENDMENT AND TERMINATION. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in October 2006, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

     CORPORATE TRANSACTION. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the (i) fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. If a participant's entry date is not the first day of the offering period, the clause
(i) amount will in no event be less than the fair market value of such shares on the first day of the offering period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.


                                       22.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time a right to purchase shares is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

     A participant must recognize taxable income upon a disposition of shares acquired under the Purchase Plan. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied (a "qualifying disposition"). To satisfy the holding-period requirements of section 423, shares acquired under the Purchase Plan cannot be disposed of within two years after the first day of the offering period during which the shares were purchased (or within two years after the participant's entry date, if that date is later than the beginning of the offering period) nor within one year after the shares were purchased. The U.S. income tax consequences of a qualifying disposition are follows:

     * The participant recognizes ordinary income equal to the lower of (a) the excess of the fair market value of the shares on the date of the disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable offering period (or on the participant's entry date, if that date is later than the first day of the offering period and if the market value is higher on that date). The Company will not be entitled to any deduction under these circumstances.

     * The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

     A participant who disposes of shares acquired under the Purchase Plan without meeting the holding-period requirements makes a disqualifying disposition of such shares. The U.S. income tax consequences of a disqualifying disposition are as follows:

     * The entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will be entitled to a deduction for the same amount, subject to certain conditions.

     * The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long-term or short term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending on your holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

     NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, each of the Named Officers except Mr. Sprinzen has the right to purchase a maximum of


                                       23.

1,500 shares of Common Stock at a price that will not exceed $17.85 per share on each of the October 31, 1996, April 30, 1997, October 31, 1997, and April 30, 1998 purchase dates.

                                 PROPOSAL NO. 2
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the Common Stock and their Common Stock holdings for the fiscal year ending March 31, 1996 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.


                                       24.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1996, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO FORTE SOFTWARE, INC., 1800 HARRISON STREET, 15TH FLOOR, OAKLAND, CALIFORNIA 94612, ATTN: MARY LLEWELLYN, INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1997 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 16, 1997 in order to be included. Such stockholder proposals should be addressed to Forte Software, Inc.

                                  OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
                                   BY ORDER OF THE BOARD OF DIRECTORS,



                                   /s/ Rodger Weismann

                                   Rodger Weismann
                                   SECRETARY

Oakland, California
July 12, 1996





WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.



                                       25.

PROXY                                                                    PROXY

                            FORTE SOFTWARE, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 14, 1996

     The undersigned appoints Martin J. Sprinzen and Rodger Weismann, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Forte Software, Inc., to be held on August 14, 1996 at 11:00 a.m., Pacific time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposal 2.

     The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                            FORTE SOFTWARE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  //

[                                                                             ]

                                                                      For All
                                                    For   Withheld    Except

1. Election of Directors --
   Nominees: P. Hague, T. Jermoluk, M. Sprinzen,
   D. Strohm, W. Younger                            //       //          //
   ________________________________________
   (Except nominees written above.)

                                                    For   Against     Abstain

2. Ratification of Auditors for fiscal year 1997.   //       //          //


                                       The undersigned acknowledges receipt of
                                       the Notice of Annual Meeting of
                                       Shareholders and of the Proxy Statement.

                                               Dated: ___________________, 1996

                                       Signature(s) ___________________________

                                       ________________________________________
                                       Please sign exactly as your name
                                       appears. Joint owners should each sign
                                       personally. Where applicable, indicate
                                       your official position or representation capacity.